North Carolina State University is a land- grant university and a constituent institution of The University of North Carolina	Office of Technology Transfer
NC State University

Office of Technology Transfer
1021 Main Campus Drive
Campus Box 8210
Raleigh, NC 27695-8210

919.515.7199
919.515.3773 (fax)

Courier Address
Office of Technology Transfer
1021 Main Campus Drive
Raleigh, NC 27606

November 22, 2011

Joseph Pandolfino
CEO
22nd Century Limited, LLC
9530 Main Street
Clarence, NY  14031

Dear Joe,

As you are aware, 22nd Century owes North Carolina State University (“NCSU”) certain outstanding amounts under the License Agreement between NCSU and 22nd Century with an effective date of March 6, 2009 (“License Agreement”).

In order to facilitate 22nd Century’s pending capital raises, NCSU agrees not to invoke any rights to terminate for non-payment or non-performance that it may have under Sections 10.03 (a) and (b) of the License Agreement until (ii) October 15, 2012.  NCSU acknowledges that 22nd Century’s performance to date under the Development and Commercialization Schedule (Appendix C) of the License Agreement is satisfactory and that a Phase III trial will commence during calendar year 2012.

22nd Century agrees that it will pay all outstanding amounts owed to NCSU on the earlier of (i) the closing of a 22nd Century capital raise of at least $5 million or (ii) October, 15, 2012.

Sincerely,

Billy B. Houghteling
Executive Director
Office of Technology Transfer

Agreed to and accepted this 22nd Day of November 2011.

22nd Century Limited, LLC

By:
Joseph Pandolfino, CEO